                                                     Exhibit (8)(j)
                                    FORM OF
                          CUSTODIAN SERVICES AGREEMENT
                                   SCHEDULE A
                            AMENDED FEBRUARY 2, 1998

1.         Schwab California Municipal Money Fund                                  November 6, 1990
           (formerly Schwab California Tax-Exempt Money Fund)

2.         Schwab Money Market Fund                                                April 8, 1991

3.         Schwab Government Money Fund                                            April 8, 1991

4.         Schwab Municipal Money Fund                                             May 3, 1991

5.         Schwab US Treasury Money Fund                                           November 5, 1991

6.         Schwab Value Advantage Money Fund                                       February 7, 1992

7.         Schwab Institutional Money Fund                                         November 26, 1993

8.         Schwab Retirement Money Fund                                            November 26, 1993

9.         Schwab New York Municipal Money Fund                                    November 8, 1994
           (formerly Schwab New York Tax-Exempt Money Fund)

10.        Schwab New Jersey Municipal Money Fund                                  January 20, 1998

11.        Schwab Pennsylvania Municipal Money Fund                                January 20, 1998


                       PFPC INC.

                       By:      ________________________
                                Joseph T. Gramlich
                       Title:   Senior Vice President

                       THE CHARLES SCHWAB FAMILY OF FUNDS

                       By:      ________________________
                                William J. Klipp
                       Title:   Executive Vice President
                                and Chief Operating Officer